certification

Catherine Ayers-Rigsby, President, and Christine Casares, Treasurer of Advisors Preferred Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer                                  Treasurer/Principal Financial Officer

Advisors Preferred Trust                                                   Advisors Preferred Trust

/s/ Catherine Ayers-Rigsby                                                     /s/ Christine Casares

Cathernine Ayers Rigsby                                                     Christine Casares

Date: 3/1/23                                                                      Date: 3/1/23

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Advisors Preferred Trust and will be retained by the Advisors Preferred Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.